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                                                                    EXHIBIT 10.7

[WHITE PINE SOFTWARE LETTERHEAD APPEARS HERE]


March 25, 1996

Andrew Hally
16 William Street
Cambridge, MA 02139

Dear Andrew:

White Pine Software is pleased to offer you the position Director of Strategic Planning, with a start date on or before April 15, 1996, reporting to Jack Dutzy, Vice President of Marketing & Strategic Sales. We feel you are an excellent fit for the needs of our company. We also feel we will be able to provide you with opportunities to achieve some of your personal and professional goals.

The salary is $2,500 per pay period. Payroll is distributed semi-monthly, the fifteenth and thirty-first of each month. Your compensation plan will include a $5,000 performance bonus, paid upon achievement of milestones; a revenue-based incentive program earning zero at less than 80% graduated to a maximum of $10,000 at 100% of quota, and an additional $12,500 over 100% graduated to 120%.

In addition, you will be eligible for 8,000 post-split incentive stock options. The recommendation of incentive stock options is subject to approval by the Board of Directors.

You will be required to complete a 90-day probationary period, after which you will receive annual reviews, based on your date of hire.

Upon completion of any eligibility requirements, you will also be entitled to participate in all group benefits offered to the employees of White Pine. If you have any additional questions regarding salary or benefits please feel free to contact our Human Resources Manager, Elisabeth Eatman, at 603-886-9050.

Upon acceptance of this offer please sign a copy of this offer letter and return it to me. We look forward to having you as part of White Pine Software.

Sincerely,

/s/ Jack Dutzy
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Jack Dutzy
Vice President of Marketing & Strategic Sales

ACCEPTANCE

I accept White Pine Software's offer of employment described in this letter.

Signed: /s/ Andrew J Hally                         4/16/96
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        Name                                      Date

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[WHITE PINE SOFTWARE LETTERHEAD APPEARS HERE]

March 27, 1996

Andrew Hally
16 William Street
Cambridge, MA 02139

Dear Andrew:

This letter serves as clarification of your offer letter. The offer referred to 8,000 eligible post-split incentive stock options, which you are being granted pending Board of Directors approval.

The fair market value strike price will be five dollars per share. This plan will waive any waiting period and the options will vest equally over thirty-six months.

If you have further questions, please feel free to contact me.

Sincerely,

/s/ Elisabeth Eatman
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Elisabeth Eatman
Human Resources Manager